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                                                                EXHIBIT 10-0


                                 LEASE AGREEMENT

LANDLORD:   DATUK LAI KON FAH PGDK, DESCRIBED AS "PARTY A"

TENANT: ZHU HAI SPECIAL ECONOMIC ZONE MIN GUANG INDUSTRIAL COMPANY, DESCRIBED AS "PARTY B"

Party A and Party B, will abide by the law of the Peoples Republic of China and other applicable regulations, with equally beneficial terms, hereby agreed to a lease agreement as follows:

I. Party A agreed to let Party B the premises "Factory #B and the two stairways to the dormitory within the Ji Hai Industrial Building of the Shang Chung Industrial Zone.

II.     Terms:

            (1) The terms of the lease agreement shall be three (3) years, commencing on March 15, 1997, and ending on March 15, 2000.

            (2) Upon expiration of the agreement, if Party B needs to continue leasing the premises, Party B shall communicate the request to Party A six (6) months in advance. After Party A's approval, a new lease agreement shall be signed.

            (3) Upon expiration of the lease agreement, Party B has priority to continue the lease under the same economic conditions offered by other interested parties.

III.    Rent:

            (1) The rent of the premises is calculated based on the square meters of the premises, a rate of RMB 13 per square meter shall be charged, total RMB ___________ per month. (Refer to attachment for the factory layout).

            (2) Party B shall pay rent before the fifteen of each month through direct deposit to Party A's account.

IV. (1) During the lease term, Party B shall maintain the premises in good condition. Any damages to the premises caused by Party B shall be the liability of Party B.

            (2) During the lease term, any damages caused to the building or the landscape of the premises by Party B shall be fixed back to the original conditions as the premises was delivered.

            (3) Party B shall deposit with Party A upon execution hereof three months of rent. After deposit is given to Party A, it will be Party B's responsibility to facilities the premises.
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            (4) After the payment of three months deposits to Party A, Party A shall immediately deliver the premises to Party B. In addition to that, Party A shall facilitate the premises with electricity and water.

            (5) To ensure the safety and security of this Ji Hai industrial buildings, no merchandise, containers or miscellaneous items shall be stored in the common area permanently.

            (6) Prior to March 1, 1997, a permit shall be obtained from the Labor department and other applicable local agencies for using the lift in the premises. The yearly inspection of the lift and fees shall be Party A's responsibility.

            (7) Party A agrees to build fences around the building to ensure the safety and security of the premises.

            (8) Party A agrees with party B that the first floor of the dormitory shall be used as a canteen for workers.

V.      Change of ownership:

            (1) In the case of ownership transfer of the premises, Party B's lease agreement shall has the same legal effectiveness as before.

            (2) Party B shall obtain advance approval from Party A prior to any swapping location with other party.

            (3) After the joint venture of Craig Consumer Electronics, Inc. and Party B is established, this agreement shall automatically assumed by the new joint venture company. Party A shall agree without any additional conditions.

VI.     Bleaching of agreement:

            (1) During the term of the lease, Party B shall abide to all agreements specified in the lease, Otherwise, Party A has the right to terminate the lease agreement.

            (2) If any party bleach the agreement, a penalty of three months of rent shall be pay to the opposite party.

VII. Both parties are free from any liabilities or damages caused by natural disasters.

VIII. In the case of disagreement or dispute occur during the term of the lease, both parties shall compromise and solve the dispute. If not, either of the parties can consult with the Bureau of Business Contract and Agreement or the court to reach to a decision.

IX.     The title of the premises belongs to Mr. Lai Kon Fah.


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X. This agreement shall be effective immediately once it's signed by both parties. This agreement shall has three copies. Each party shall has one copy and one be kept by _____________.



Landlord:____________________             Tenant:_____________________


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